Exhibit 99

Rocky Brands, Inc. Announces Second Quarter 2025 Results

Net Sales Increased 7.5% to $105.6 Million

Income from Operations Increased 58.7% to $7.2 Million

Net Income Increased to $3.6 Million or $0.48 Per Diluted Share, compared to Net Loss of $1.2 Million or $0.17 Per Diluted Share

Adjusted Net Income Increased to $4.1 Million or $0.55 Per Diluted Share, compared to Adjusted Net Income of $1.3 million or $0.17 Per Diluted Share

Total Debt Decreased 13.1% Year-Over-Year

NELSONVILLE, Ohio, July 29, 2025 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2025.

Second Quarter 2025 Overview

●	Net sales increased 7.5% to $105.6 million versus the year-ago quarter
●	Gross margin increased 230-basis points to 41.0% of net sales compared to 38.7% of net sales in the year-ago quarter
●	Income from operations increased 58.7% to $7.2 million compared to $4.5 million in the year-ago quarter
●	Net income increased to $3.6 million, or $0.48 per diluted share, as compared to net loss of $1.2 million, or $0.17 per diluted share, in the year-ago quarter
●	Adjusted net income increased to $4.1 million, or $0.55 per diluted share, as compared to $1.3 million or $0.17 per diluted share, in the year-ago quarter
●	Inventories as of June 30, 2025 increased 6.8% compared to June 30, 2024
●	Total debt as of June 30, 2025, decreased 13.1% compared with June 30, 2024

“We executed well during the second quarter, capitalizing on the strength of our brand portfolio and the benefits of our diversified manufacturing and sourcing base to deliver results that well exceeded last year and expectations,” said Jason Brooks, Chairman, President and Chief Executive Officer. “The drivers of our top-line performance were broad based and led by XTRATUF, as demand for the brand in our Wholesale and e-Commerce channels accelerated, along with Muck, which posted its strongest growth in several quarters. We were particularly pleased with the strong full-price selling we experienced, which, combined with our nimble supply chain and recent pricing actions, contributed to a 230-basis point increase in gross margins and significant improvement in profitability.”

Brooks continued, “Looking ahead, we are approaching the remainder of 2025 with optimism about the momentum in our business coupled with the appropriate level of caution given the overall market uncertainty. Bookings for our U.S. Wholesale business for the second half are up solidly year-over-year, and we’ve enacted plans including leveraging our manufacturing facilities in the Dominican Republic and Puerto Rico to mitigate the impact from higher tariffs. While visibility into consumer demand is currently more challenging, we believe we are well positioned to navigate the current macroeconomic backdrop and continue delivering value for our shareholders over the near and long-term.”

Second Quarter 2025 Review

Second quarter net sales increased 7.5% to $105.6 million compared with $98.3 million in the second quarter of 2024. Wholesale net sales for the second quarter increased 7.1% to $73.1 million compared to $68.3 million in the second quarter of 2024. Retail net sales for the second quarter increased 13.9% to $29.7 million compared to $26.1 million in the second quarter of 2024. Contract Manufacturing net sales for the second quarter decreased 27.8% to $2.8 million compared to $3.9 million in the second quarter of 2024.

Gross margin in the second quarter of 2025 was $43.3 million, or 41.0% of net sales, compared to $38.0 million, or 38.7% of net sales, for the same period last year. The increase in gross margin as a percentage of net sales was primarily attributable to a 300-basis point increase in Wholesale segment margins as well as increased Retail segment net sales, which carry a higher gross margin than the Wholesale and Contract Manufacturing segments.

Operating expenses were $36.1 million, or 34.2% of net sales, for the second quarter of 2025 compared to $33.5 million, or 34.1% of net sales, for the same period a year ago. Excluding $0.7 million of acquisition-related amortization in the second quarter of 2025 and 2024, adjusted operating expenses were $35.4 million in the current year period and $32.8 million in the year ago period. As a percentage of net sales, adjusted operating expenses were 33.5% in the second quarter of 2025 compared with 33.4% in the year ago period. The increase in operating expenses was driven primarily by higher selling costs associated with the increase in our direct-to-consumer business, as well as an increase in our marketing investments compared with the year ago period.

Income from operations for the second quarter of 2025 was $7.2 million, or 6.8% of net sales, compared to $4.5 million, or 4.6% of net sales, for the same period a year ago. Adjusted income from operations for the second quarter of 2025 was $7.8 million, or 7.4% of net sales, compared to adjusted income from operations of $5.2 million, or 5.3% of net sales, a year ago.

Interest expense for the second quarter of 2025 was $2.5 million compared with $6.1 million, inclusive of a $2.6 million one-time term loan extinguishment charge for the prior year period. Excluding the one-time term loan extinguishment charge, interest expense in the second quarter of 2024 was $3.5 million. The decrease in interest expense was driven by lower interest rates as a result of the debt refinancing completed in April 2024 as well as lower debt levels.

The Company reported second quarter net income of $3.6 million, or $0.48 per diluted share, compared to a net loss of $1.2 million, or $0.17 per diluted share, in the second quarter of 2024. Adjusted net income for the second quarter of 2025 was $4.1 million, or $0.55 per diluted share, compared to $1.3 million, or $0.17 per diluted share, in the year ago period.

Balance Sheet Review

Cash and cash equivalents were $2.8 million as of June 30, 2025, compared to $4.1 million on the same date a year ago.

As of June 30, 2025, total debt, net of unamortized debt issuance costs of $2.0 million, was $132.5 million consisting of a $30.9 million senior term loan and $103.6 million of borrowings under the Company's senior secured asset-backed credit facility. As of June 30, 2025, total debt, net of unamortized debt issuance costs was down 13.1% from June 30, 2024, and was up 2.9% compared to December 31, 2024.

Inventories as of June 30, 2025, were $186.8 million, up 6.8% compared to $175.0 million on the same date a year ago and up 12.1% compared to $166.7 million as of December 31, 2024.

Conference Call Information

The Company's conference call to review second quarter 2025 results will be broadcast live over the internet today, Tuesday, July 29, 2025, at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the Company's optimism about the momentum of its business and the appropriateness of the Company's level of caution given overall market uncertainty (Paragraph 3), the Company's plans and ability to mitigate the impact of higher tariffs (including leveraging manufacturing facilities in the Dominican Republic and Puerto Rico) (Paragraph 3), the Company's visibility into future consumer demand (Paragraph 3), and the Company belief that it is well-positioned to navigate the current macroeconomic backdrop and deliver value for shareholders over the near and long-term (Paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2024 (filed March 17, 2025) and quarterly report on Form 10-Q for the quarter ended March 31, 2025 (filed May 8, 2025). One or more of these factors have affected historical results and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer, Chief Financial Officer and Treasurer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30,	December 31,	June 30,
	2025	2024	2024
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$2,779	$3,719	$4,107
Trade receivables – net	66,367	71,983	62,968
Other receivables	142	1,028	427
Inventories – net	186,836	166,701	174,973
Income tax receivable	-	-	1,025
Prepaid expenses	5,345	3,008	5,659
Total current assets	261,469	246,439	249,159
LEASED ASSETS	4,724	6,030	7,367
PROPERTY, PLANT & EQUIPMENT – net	50,908	49,666	51,296
GOODWILL	47,844	47,844	47,844
IDENTIFIED INTANGIBLES – net	104,428	105,823	111,220
OTHER ASSETS	1,647	1,498	988
TOTAL ASSETS	$471,020	$457,300	$467,874

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$61,483	$58,069	$57,824
Current portion of long-term debt	8,361	8,361	8,361
Accrued expenses and other liabilities	24,931	23,977	20,663
Total current liabilities	94,775	90,407	86,848
LONG-TERM DEBT	124,167	120,376	144,073
LONG-TERM LEASE	2,156	3,537	4,914
DEFERRED INCOME TAXES	10,044	10,044	7,475
DEFERRED LIABILITIES	813	712	752
TOTAL LIABILITIES	231,955	225,076	244,062
SHAREHOLDERS' EQUITY:
Common stock, no par value;	-	-	-
25,000,000 shares authorized; issued and outstanding June 30, 2025 - 7,461,167; December 31, 2024 - 7,454,465; June 30, 2024 - 7,444,881
Additional paid-in-capital	74,470	73,866	73,223
Retained earnings	164,595	158,358	150,589
Total shareholders' equity	239,065	232,224	223,812
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$471,020	$457,300	$467,874

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
NET SALES	$105,647	$98,258	$219,720	$211,164
COST OF GOODS SOLD	62,366	60,220	129,431	128,977
GROSS MARGIN	43,281	38,038	90,289	82,187

OPERATING EXPENSES	36,125	33,530	74,427	69,695

INCOME FROM OPERATIONS	7,156	4,508	15,862	12,492

INTEREST EXPENSE AND OTHER – net	(2,519)	(6,131)	(4,874)	(10,785)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	4,637	(1,623)	10,988	1,707

INCOME TAX EXPENSE (BENEFIT)	1,029	(380)	2,438	399

NET INCOME (LOSS)	$3,608	$(1,243)	$8,550	$1,308

INCOME (LOSS) PER SHARE
Basic	$0.48	$(0.17)	$1.15	$0.18
Diluted	$0.48	$(0.17)	$1.14	$0.18

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,461	7,429	7,460	7,423
Diluted	7,493	7,429	7,493	7,466

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

OPERATING EXPENSES, AS REPORTED	$36,125	$33,530	$74,427	$69,695
LESS: ACQUISITION-RELATED AMORTIZATION	(692)	(692)	(1,384)	(1,384)
ADJUSTED OPERATING EXPENSES	$35,433	$32,838	$73,043	$68,311

INCOME FROM OPERATIONS, AS REPORTED	$7,156	$4,508	$15,862	$12,492

ADJUSTED INCOME FROM OPERATIONS	$7,848	$5,200	$17,246	$13,876

INTEREST EXPENSE AND OTHER – net, AS REPORTED	$(2,519)	$(6,131)	$(4,874)	$(10,785)
ADD: TERM LOAN FACILITY EXTINGUISHMENT COSTS	-	2,597	-	2,597
ADJUSTED INTEREST EXPENSE AND OTHER – net	(2,519)	(3,534)	(4,874)	(8,188)

NET INCOME
NET INCOME (LOSS), AS REPORTED	$3,608	$(1,243)	$8,550	$1,308
TOTAL NON-GAAP ADJUSTMENTS	692	3,289	1,384	3,981
TAX IMPACT OF ADJUSTMENTS	(154)	(770)	(307)	(931)
ADJUSTED NET INCOME	$4,146	$1,276	$9,627	$4,358

NET INCOME (LOSS) PER SHARE, AS REPORTED
BASIC	$0.48	$(0.17)	$1.15	$0.18
DILUTED	$0.48	$(0.17)	$1.14	$0.18

ADJUSTED NET INCOME PER SHARE
BASIC	$0.56	$0.17	$1.29	$0.59
DILUTED	$0.55	$0.17	$1.28	$0.58

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,461	7,429	7,460	7,423
DILUTED	7,493	7,429	7,493	7,466

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: "non-GAAP adjusted operating expenses," "non-GAAP adjusted income from operations," "non-GAAP adjusted interest expense and other - net", "non-GAAP adjusted net income," and "non-GAAP adjusted net income per share." Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See "Reconciliation of GAAP Measures to Non-GAAP Measures" accompanying this press release.

	Definition	Usefulness to management and investors
Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Term loan facility extinguishment costs	Term debt extinguishment costs relate to the loss incurred on the extinguishment of debt during the second quarter 2024. The prepayment penalty associated with the early termination of the term debt, as well as the accelerated amortization of deferred financing fees of the term debt, was recorded as expense within Interest Expense and Other - net accompanying unaudited condensed consolidated financial statements.	We excluded these costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. This adjustment is a one-time cost for refinancing the term debt and is not reoccurring. This adjustment facilitates a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.